UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                             FORM 8-K

                          CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)  December 16, 2005
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                   iMedia International, Inc.
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      (Exact name of registrant as specified in its charter)



           Delaware                  000-50159           84-1424696
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       (State or other      (Commission File Number)   (IRS Employer
        jurisdiction of                                Identification No.)
        incorporation)



       1721 Twenty First Street, Santa Monica, California        90404
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          (Address of principal executive offices)            (Zip Code)


Registrant's telephone number, including area code:   (310) 453-4499
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  (Former name or former address, if changed since last report.)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 ))

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This Current Report on Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the "Filings") contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant's management, as well as estimates and assumptions made by the Registrant's management. When used in the Filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant's management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant's industry, operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

         SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On December 16, 2005, the registrant hired Mr. Anthony J. Fidaleo as its Chief Financial Officer and Executive Vice President. Prior to joining the registrant, Mr. Fidaleo served as the Chief Financial Officer and Vice President of Finance for AdStar, Inc.(NASDAQ:ADST) from June 2002 to December 2005. Prior to joining AdStar, Mr. Fidaleo served in a consulting capacity, as acting Chief Financial Officer or Vice President Controller for companies such as Autobytel, Inc. and L90, Inc. Between 1992 and 1997 Mr. Fidaleo served as Chief Financial Officer of privately held national companies American Dawn, Inc. and Vagabond Inns, Inc. Mr. Fidaleo was in public accounting from 1982 through 1992, primarily with the auditing firm of BDO Seidman, LLP where he attained the level of audit senior manager. Mr. Fidaleo is a CPA and holds a B.S. degree in Accounting from California State University at Long Beach.

     The Company and Mr. Fidaleo are currently finalizing the terms of a formal employment agreement, pending a review from outside compensation consultants with regards to all of the Company's executive employment agreements and an executive bonus plan to be approved the Board of Directors. The Company and Mr. Fidaleo have agreed that Mr. Fidaleo will serve as Chief Financial Officer for the next 3 years based on the following material terms. Mr. Fidaleo is initially entitled to annual base compensation of $180,000 and an option to purchase 100,000 shares of the Company's restricted common stock at price per share to be negotiated in good faith. In addition, if and when the Company adopts an employee stock option plan, Mr. Fidaleo will be granted an option to purchase 1,000,000 shares of the Company's common stock pursuant to the terms of such plan.

     Franklin H. Unruh, will step down as the registrant's Chief Financial Officer and serve as Chief Operating Officer. Mr. Unruh also serves as a Director for the registrant and has since August 28, 2003. Mr. Unruh has over 37 years of significant experience in both accounting and financial consulting. His financial experience comprises an array of conglomerate corporations ranging from entertainment, film and music production to food processing and automobile distribution in 4 countries, South Africa, United Kingdom, Israel and the United States. From 1999 to 2003, Mr. Unruh served as Chief Financial Officer for Mod Studios, Inc., a predecessor to the Company. From 1980 to 1986, Mr. Unruh served as Director of Participation at 20th Century Fox Films. His duties included managing profit participations on such award nominated films as the Star Wars Trilogy and other 20th Century Fox motion pictures and television programming.

     The Terms of Mr. Unruh's employment will continue as per his previous Employment Agreement with the registrant dated August 1, 2003. Under the terms of that agreement, Mr. Unruh is entitled to annual compensation in the amount of $180,000. The original agreement was for a period of two years, and is being automatically renewed on a month-by-month basis pending a new and more formal agreement. The agreement may be terminated by the Company or employee at any time upon fourteen (14) days written notice. The agreement contains confidentiality and non-disclosure provisions which survive the termination of the agreement. The agreement also integrates the registrant's Waiver and Conveyance of Pre and Post Employment Works, assigning any claim for rights or ownership of the registrant's intellectual properties to the registrant.


SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(c)   Exhibits.

Exhibit No.        Document

  99.1             Press Release dated December 16, 2005.




                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 16, 2005           iMEDIA INTERNATIONAL, INC.


                                  By:/s/ David MacEachern
                                     David MacEachern,
                                     Chief Executive Officer


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